Exhibit 99.5
                                     [LOGO]
                                    OCWEN(R)



                            Ocwen Loan Servicing, LLC
                            successor in interest to
                             Ocwen Federal Bank FSB
              Compliance Certification Year Ended December 31, 2005
                                 GSAMP 2005-HE1



The undersigned Officer of Ocwen Loan Servicing, LLC successor in interest to Ocwen Federal Bank FSB (the "Servicer") confirms that a review of the activities of the Servicer during the calendar year ending on December 31, 2005 and of the performance of the Servicer under the Pooling and Servicing Agreement GSAMP Trust 2005-HE1 Mortgage Pass-Through Certificates,
Series 2005-HE1 dated as of January 1, 2005 (the "Servicing Agreement") has been made under his supervision. Except as noted on the Management Assertion on Compliance with USAP, to the best of the undersigned Officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations as set forth in the Servicing Agreement.



By:/s/Scott W. Anderson                                 Dated: February 28, 2006
   ----------------------------------------
   Scott W. Anderson, Senior Vice President



                            Ocwen Loan Servicing LLC
                         1661 Worthington Road Suite 100
                                 Centrepark West
                            West Palm Beach, FL 33409